MORGAIN MINERALS INC.

402 – 121 Richmond Street West
Toronto, Ontario M5H 2K1
Telephone: (416) 364-5756

Facsimile: (416) 364-2595

NOTICE OF ANNUAL MEETING

NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of the holders of common shares of MORGAIN MINERALS INC. (the “Corporation”) will be held on June 27, 2003 at the Kenora Room, The Sheraton Centre Hotel, 123 Queen Street West, Toronto, Ontario, at 10:30 a.m., Toronto time, for the following purposes:

1.

To receive the report of the directors of the Corporation.

2.

To receive and consider the consolidated financial statements of the Corporation for the financial year ended December 31, 2002 and the auditor’s report thereon.

3.

To elect directors of the Corporation for the ensuing year.

4.

To appoint the auditor of the Corporation for the ensuing year.

5.

To authorize the directors to fix the auditor’s remuneration for the ensuing year.

6.

To consider, and, if thought advisable, to pass an ordinary resolution of the Corporation to adopt and approve a stock option plan, as more particularly described in the accompanying Management Proxy Circular.

7.

To act on such other matters, including amendments to any of the foregoing, as may properly come before the Meeting or any adjournment thereof.

A Management Proxy Circular and a copy of the 2002 Annual Report accompany this Notice of Meeting. The Management Proxy Circular contains details of matters to be considered at the Meeting. The Annual Report contains the consolidated financial statements of the Corporation for the financial year ended December 31, 2002 and the auditor’s report thereon.

The board of directors of the Corporation has fixed May 15, 2003 as the record date for determining the shareholders who are entitled to vote at the Meeting. Only shareholders of the Corporation at the close of business on May 15, 2003 will be entitled to receive notice of and to vote at the Meeting.

Shareholders are requested to date, sign and return the accompanying form of proxy for use at the Meeting if they are not able to attend the Meeting personally.   To be

effective, forms of proxy must be received by the Corporation’s registrar and transfer agent, Computershare Trust Company of Canada, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting (namely, by 10:30 a.m., Toronto time, on June 25, 2003) or any adjournment thereof at which the proxy is to be used. Proxies delivered by regular mail should be addressed to Computershare Trust Company of Canada, 100 University Avenue, Toronto, Ontario M5J 2Y1. Proxies delivered by facsimile should be sent to Computershare Trust Company of Canada, Attention: Proxy Department, at toll free 1-866-249-7775 (within North America) or (416) 263-9524 (outside of North America).

DATED at Vancouver, British Columbia, this 20th day of May, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

RAYMOND J. MONGEAU Chairman of the Board of Directors

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MORGAIN MINERALS INC.

402 – 121 Richmond Street West
Toronto, Ontario M5H 2K1
Telephone: (416) 364-5756
Facsimile: (416) 364-2595

MANAGEMENT PROXY CIRCULAR
(all information is as at May 1, 2003 unless otherwise noted)
GENERAL INFORMATION

This Management Proxy Circular is furnished in connection with the solicitation of proxies by management of MORGAIN MINERALS INC. (the “Corporation”) for the use at the annual meeting (the “Meeting”) of shareholders of the Corporation to be held on June 27, 2003 at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

SOLICITATION OF PROXIES

The solicitation of proxies will be primarily by mail, but proxies may also be solicited personally or by telephone by the directors, officers and employees of the Corporation. All costs of this solicitation will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are the President and Director of the Corporation and Chairman of the Board of Directors of the Corporation. A shareholder eligible to vote at the Meeting has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and vote on the shareholder’s behalf at the Meeting other than either of the persons designated in the accompanying form of proxy, and may do so either by inserting the name of that other person in the blank space provided in the accompanying form of proxy or by completing another suitable form of proxy.

Shareholders are requested to date, sign and return the accompanying form of proxy for use at the Meeting if they are not able to attend the Meeting personally. To be effective, forms of proxy must be received by the Corporation’s registrar and transfer agent, Computershare Trust Company of Canada, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting (namely, by 10:30 a.m., Toronto time, on June 25,

2003) or any adjournment thereof at which the proxy is to be used. Proxies delivered by regular mail should be addressed to Computershare Trust Company of Canada, 100 University Avenue, Toronto, Ontario M5J 2Y1. Proxies delivered by facsimile should be sent to Computershare Trust Company of Canada, Attention: Proxy Department, at toll free 1-866-249-7775 (within North America) or (416) 263-9524 (outside of North America).

A shareholder who has given a proxy may revoke it by an instrument in writing duly executed and delivered either to Computershare Trust Company of Canada or to the registered office of the Corporation at 1500 – 1040 West Georgia Street, Vancouver, British Columbia V6E 4H8, or to the offices of the Corporation at Suite 402 – 121 Richmond Street West, Toronto, Ontario M5M 2K1, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or of any reconvening thereof, or in any other manner provided by law. A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

REGISTERED AND NON-REGISTERED HOLDERS

Registered shareholders may vote the shares they hold in the Corporation either by attending the Meeting in person or, if they do not plan to attend the Meeting, by completing the proxy and following the delivery instructions contained in the form of proxy and this Management Proxy Circular.

Non-registered shareholders, being persons whose holdings of shares of the Corporation are registered in the name of a stockbroker or financial intermediary, must follow special procedures if they wish to vote at the Meeting. To vote in person at the Meeting, a non-registered shareholder must insert his or her name in the space provided for in the proxy for the appointment of a person, other than the persons named in the proxy, as proxyholder. In such case, the non-registered shareholder attends as a proxyholder for their own shareholdings and is subject to the same limitations as any other proxyholder in voting shares (see “Exercise of Discretion”). If the non-registered shareholder does not plan to attend the Meeting, the non-registered shareholder can vote by proxy, by following the instructions included on the proxy provided to the non-registered shareholder by the relevant financial intermediary. In either case, the proxy must be delivered in the manner provided for in this Management Proxy Circular or as instructed by the shareholder’s financial intermediary. A non-registered shareholder who does not follow the instructions for delivery of the relevant form of proxy and who attends the Meeting will not be entitled to vote at the Meeting.

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EXERCISE OF DISCRETION

The nominees named in the accompanying form of proxy will vote or withhold from voting the shares represented thereby in accordance with the instructions of the shareholder on any ballot that may be called for. The proxy will confer discretionary authority on the nominees named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified, other than the appointment of the auditor and the election of directors; and

(b)

any other matter, including amendments to any of the foregoing, as may properly come before the Meeting or any adjournment thereof.

In respect of a matter for which a choice is not specified in the proxy, or unless otherwise provided for in the proxy, the nominees named in the accompanying form of proxy will vote the shares represented by the proxy for the approval of such matter.

As of the date of this Management Proxy Circular, the management of the Corporation knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting each nominee intends to vote thereon in accordance with the nominee’s best judgment.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at May 1, 2003, the Corporation had outstanding 30,028,060 fully paid and non-assessable common shares, each share carrying the right to one vote.

Only shareholders of record at the close of business on May 15, 2003 who either personally attend the Meeting or complete, sign and delivered a form of proxy in the manner and subject to the provisions described above, shall be entitled to vote or to have such shareholder’s shares voted at the Meeting.

To the best of the knowledge of the directors and senior officers of the Corporation, no person or corporation, as of May 1, 2003, beneficially owned, directly or indirectly, or exercised control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Corporation.

ELECTION OF DIRECTORS

The Articles of the Corporation provide that the number of directors of the Corporation shall be a minimum of three and a maximum of 11. Shareholders will be asked to elect five directors whose term of office will expire at the conclusion of the Meeting. Each director elected will hold office until the conclusion of the next annual meeting of the

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Corporation at which a director is elected, unless the director’s office is earlier vacated in accordance with the Articles of the Corporation or the provisions of the Canada Business Corporations Act.

The following table sets out the names of management’s nominees for election as directors, all offices in the Corporation each now holds, each nominee’s municipality and country of residence, the period of time during which each has been a director of the Corporation, the number of common shares of the Corporation beneficially owned by each, directly or indirectly, or over which each exercised control or direction and each nominee’s principal occupation, business or employment as at May 1, 2003.

Name, Office Held with the Corporation and Residence	Period a Director of the Corporation	Shares Beneficially Owned or Controlled (1)	Occupation, Business or Employment

Alfonso Daco Director Sonora, Mexico	November 1, 1996 to date	450,000 options	Mineral Exploration Manager for the Corporation and its Mexican operation; Minera MGM. SA. de C.V.

J. R. Doran, P. Eng. President and a director Sudbury, Ontario	April 30, 2003 to date	100,000 common shares	President of the Corporation; Self-employed mining consultant

Raymond J. Mongeau Chairman of the Board of Directors Mississauga, Ontario	November 29, 1983 to date	1,146,536 common shares (2) 700,000 options	Chairman of the Board of Directors of the Corporation and former President of the Corporation; Geologist

Carl Di Placido Director Caledon East, Ontario	July 13, 1998 to date	566,500 common Shares (3) 300,000 options

President and a director,

Columbia Metals Corporation

Limited, a mineral exploration

Company listed on the Canadian

Dealers  Network; director,

El-Bonoanza Mining

Corporation Ltd., a mineral

exploration company listed on

the Canadian Dealers Network;

commercial real estate landlord

John Steers Director Oakville, Ontario	April 30, 2002 to date	Nil	Self-employed geologist consultant

(1)  The information as to the principal occupation, business or employment and shares beneficially owned or controlled is not within the knowledge of the management of the Corporation and has been furnished by the respective nominees.

(2)  Mr. Mongeau also holds 790,000 warrants which are each exercisable for one common share of the Corporation at a price of $0.25 per share.

(3)  Mr. Placido also holds 400,000 warrants which are each exercisable for one common share of the Corporation at a price of $0.30 per share.

(4)  As of May 1, 2003, the total beneficial security holdings of the current directors was 1,803,036 common shares, 1,450,000 stock options and 1,190,000 warrants of the Corporation.

(5)  Each nominee has had the same or a similar principal occupation with the organization indicated or a predecessor thereof for the last five years.

(6)  The Corporation does not have an Executive Committee of its directors. The Corporation is required to have an Audit Committee and the current members of that committee are Raymond J. Mongeau, Carl Di Placido and John Steers.

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APPOINTMENT AND REMUNERATION OF THE AUDITOR

Shareholders will be asked to approve the reappointment of David Henderson, Chartered Accountant, as the auditor of the Corporation to hold office until the next annual meeting of the shareholders at a remuneration to be fixed by the directors.

EXECUTIVE COMPENSATION

During the Corporation’s financial year ended December 31, 2002, the aggregate direct remuneration paid or payable to the Corporation’s directors and senior officers by the Corporation and its subsidiaries, all of whose financial statements are consolidated with those of the Corporation, was nil. The direct remuneration paid or payable to the Corporation’s directors and senior officers by subsidiaries of the Corporation whose financial statements are not consolidated with those of the Corporation was nil.

The following table sets forth information concerning compensation paid during the Corporation’s three most recently completed financial years to the person who was the President of the Corporation (the “Named Executive Officer”) during the financial year ended December 31, 2002. There were no other executive officers of the Corporation whose total salary and other compensation during such period exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Annual Compensation		Long-Term Compensation Securities Under Options/SARs Granted	All Other Compensation
			Bonus	Other Annual Compensation
		($)	($)	($)	(#)	($)
Raymond J. Mongeau(1)	2002	Nil	Nil	Nil	400,000	Nil
Chairman of the Board of	2001	Nil	Nil	Nil	200,000	Nil
Directors and former President	2000	Nil	Nil	Nil	100,000	Nil

Mr. Mongeau resigned as President of the Corporation on April 30, 2003, but continues to act as a director. He was replaced as President by J. R. Doran.

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Options/SARs

The following table sets forth details of all options to purchase common shares of the Corporation that were granted to the Named Executive Officer during the financial year ended December 31, 2002.

Option/SAR Grants During the Most Recently Completed Financial Year

The following table sets forth, in respect of the Named Executive Officer, details of all options exercised during the financial year ended December 31, 2002 and the values of all outstanding options as at December 31, 2002:

Aggregate Option/SAR Exercises During the
Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Undercised Options/SARs at FY-end (#) Excercisable/Unexercisable	Value of Unexercised In- the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable

Raymond J. Mongeau	Nil	N/A	700,000	$4,000

 (l) An option is “in-the-money” at December 31, 2002 if the market price of the option on that date exceeds the price of the option. The value of unexercised options at December 31, 2002 is equal to the difference between the market price of the options at December 31, 2002 and the exercise price of the options. Market price for this purpose is $0.31, being the closing price of the common shares on the TSX Venture Exchange on the last trading day prior to December 31, 2002.

Long-Term Incentive Plans

No long-term incentive plan awards have been made to the Named Executive

Officer.

Defined Benefit or Actuarial Plans

The Corporation does not have a defined benefit or actuarial plan in place. Termination of Employment, Change in Responsibilities and Employment Contracts

There are no compensatory plans or arrangements with respect to the Named Executive Officer resulting from the resignation, retirement or any other termination of employment or from a change of control of the Corporation.

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Compensation of Directors

There were no arrangements, standard or otherwise, pursuant to which directors were compensated by the Corporation or its subsidiaries for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultants or experts during the most recently completed financial year or subsequently, up to and including the date hereof. Directors are granted options to purchase common shares of the Corporation from time to time. John Steers, the President and a director of the Corporation, was paid $3,375 in consulting fees during the financial year ended December 31, 2002 for acting as a Qualified Person for the Corporation.

CORPORATE GOVERNANCE

The board of directors of the Corporation reviews, evaluates and modifies its governance program to ensure it meets the TSX Venture Exchange (the “TSX”) corporate governance disclosure guidelines, including the proposed amendments published by the Toronto Stock Exchange in April 2002. A detailed comparison of the Corporation’s governance procedures compared with these guidelines, including the proposed changes, are found in Schedule “A”.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors, executive officers or senior officers of the Corporation, no nominee for election as a director of the Corporation, nor any associate or affiliate of any of the foregoing, is currently or has at any time since the beginning of the Corporation’s last completed financial year been indebted to the Corporation or any of its subsidiaries other than Michelle Evans, the Secretary and Treasurer of the Corporation, whose indebtedness was fully forgiven on July 8, 2002.

APPROVAL OF STOCK OPTION PLAN

On August 21, 2002, the Exchange published its revised Corporate Finance Manual. Under the TSX’s revised Policy 4.4 governing stock options, all issuers listed on the TSX are required to adopt a stock option plan pursuant to which stock options may be granted. The Corporation currently has no stock option plan and has previously granted stock options on an individual basis.

The directors of the Corporation have, subject to shareholder and regulatory approval, considered and approved a stock option plan (the “Stock Option Plan”). The Stock Option Plan complies with the requirements of the TSX’s Policy 4.4 as it relates to Tier 1 issuers. Under the Stock Option Plan, the Corporation may grant stock options pursuant to which up to a maximum of 10% of the issued and outstanding common shares may be purchased. The common shares available for issuance upon the exercise of stock options under

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the Stock Option Plan includes the 2,700,000 common shares that are issuable upon the exercise of stock options that were outstanding as at May 1, 2003.

A copy of the Stock Option Plan is attached as Schedule “B” to this Management Proxy Circular.

Stock Option Plan

The following is a summary of the principal terms of the Stock Option Plan.

The Stock Option Plan provides that stock options may be granted to directors, officers, employees and consultants of the Corporation, as such terms are defined in the TSX’s Policy 4.4.

The Stock Option Plan will be administered by the Corporation’s board of directors.

The Stock Option Plan provides for the issuance of stock options to acquire up to that number of the Corporation’s common shares (the “Plan Ceiling”) equal to 10% of the Corporation’s issued and outstanding share capital as at the date of grant, subject to standard anti-dilution adjustments. This is a “rolling” Plan Ceiling as the number of common shares reserved for issuance pursuant to the grant of stock options will increase as the Corporation’s issued and outstanding share capital increases. The Plan Ceiling includes outstanding stock options granted prior to the implementation of the Stock Option Plan. If a stock option expires or otherwise terminates for any reason, the number of common shares in respect of that expired or terminated stock option shall again be available for the purposes of the Stock Option Plan.

The Stock Option Plan may be amended or terminated by the board of directors at any time, but such amendment or termination will not alter the terms or conditions of any option awarded prior to the date of such amendment or termination. Any stock option outstanding when the Stock Option Plan is amended or terminated will remain in effect until it is exercised or expires or is otherwise terminated in accordance with the provisions of the Stock Option Plan.

The Stock Option Plan provides that other terms and conditions, including vesting provisions, may be attached to a particular stock option, at the discretion of the Corporation’s board of directors. All stock option grants are to be evidenced by the execution of an option agreement, substantially in the form attached as Schedule “B” to the Stock Option Plan.

The Stock Option Plan provides that it is solely within the discretion of the board of directors to determine to whom stock options should be granted and in what amounts. The board of directors may issue a majority of the options to insiders of the Corporation. However, the number of common shares issuable to any one optionee under the Stock Option Plan, together with all of the Corporation’s other previously established or proposed share compensation arrangements, may not exceed 5% of the total number of issued and outstanding common shares on a non-diluted basis. The number of common shares which may be reserved for issuance pursuant to stock options granted to insiders of the Corporation under the Stock

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Option Plan, together with all of the Corporation’s other previously established or proposed share compensation arrangements, in aggregate may not exceed 10% of the total number of issued and outstanding common shares on a non-diluted basis. Further, the number of common shares which may be issuable under the Stock Option Plan, together with all of the Corporation’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)

to insiders of the Corporation in aggregate, may not exceed 10% of the outstanding common shares;

(b)

to any one optionee who is an insider of the Corporation, (and any associates of such insider), may not exceed 5% of the outstanding common shares;

(c)

to any one consultant to the Corporation, may not exceed 2% of the outstanding common shares; and

(d)

to any one employee of the Corporation providing investor relations activities (as defined by the policies of the TSX) may not exceed 2% of the outstanding common shares.

Options granted under the Stock Option Plan will be for a term not to exceed ten years from the date of their grant. In the event an option holder ceases to be a consultant or employee of the Corporation (other than by reason of death), the stock option will expire on the earlier of the expiry date stated in the option agreement executed in respect of such grant (“Fixed Expiry Date”) and 90 days following the date of termination. In the event an option holder ceases to be a director or senior officer of the Corporation (other than by reason of death), the stock option will expire on the earlier of the Fixed Expiry Date or 90 days following the date the director or senior officer ceases to be a director or senior officer of the Corporation. Notwithstanding the foregoing, a stock option will expire immediately in the event a director or senior officer ceases to be director or senior officer of the Corporation as a result of becoming disqualified by law or an order is made by a regulatory authority. A stock option will also expire immediately in the event an employee ceases to be an employee as a result of termination for just cause or an employee or consultant ceases to be an employee or consultant as a result of an order made by a regulatory authority. In the event of death of an option holder, the stock option will expire six months after the date of death or on the Fixed Expiry Date, whichever is earlier.

The price at which an option holder may purchase a common share upon the exercise of a stock option will be as set forth in the option agreement executed in respect of such option and in any event will not be less than the market price of the Corporation’s common shares as of the date of the grant of the stock option (the “Grant Date”). The market price of the Corporation’s commons shares for a particular Grant Date would typically be the closing trading price of the Corporation’s common shares on the last trading day immediately preceding the Grant Date, or otherwise in accordance with the terms of the Stock Option Plan.

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A stock option will be non-assignable except that it will be exercisable by the personal representatives of the option holder in the event of the option holder’s death or incapacity.

Common shares will not be issued pursuant to stock options granted under the Stock Option Plan until they have been fully paid for.

Management of the Corporation will ask the shareholders to approve the following resolution at the Meeting:

“BE IT RESOLVED AS AN ORDINARY RESOLUTION that subject to regulatory approval:

(a)

the Corporation’s stock option plan (the “Stock Option Plan”) be and is hereby adopted and approved;

(b)       the Corporation be authorized to grant stock options pursuant and subject to the terms and conditions of the Stock Option Plan, entitling the option holders to purchase up to that number of common shares that is equal to 10% of the issued and outstanding capital of the Corporation as at the time of the grant;

(c)

 the outstanding stock options which have been granted prior to the implementation of the Stock Option Plan shall, for the purpose of calculating the number of stock options that may be granted under the Stock Option Plan, be treated as options granted under the Stock Option Plan; and

(d)

the directors and officers of the Corporation be authorized and directed to perform all such acts and deeds and things and execute, under the seal of the Corporation or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions.”

MANAGEMENT CONTRACTS

The management functions of the Corporation are not performed to any substantial degree by any person or corporation other than the directors and officers of the Corporation. Mr. Mongeau, the President and Chief Executive Officer of the Corporation, provides geological services to the Corporation in the evaluation of mineral properties when needed. Alfonso Daco, a director of the Corporation and the President of Minera MGM, a subsidiary of the Corporation in Mexico, provides management services for Minera MGM. Mr. Daco received the sum of US$5,000 per month for services rendered on behalf of Minera MGM during the year ended December 31, 2002.

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INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the knowledge of the management of the Corporation, no director or senior officer of the Corporation, no director or officer of a body corporate that is itself an insider or subsidiary of the Corporation, no nominee for election as a director of the Corporation, no person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Corporation and no associate or affiliate of the foregoing has any material interest, direct or indirect, in any transaction since the beginning of the Corporation’s last completed financial year or in any proposed transaction which, in either case, has materially affected or will materially affect the Corporation.

INTEREST OF MANAGEMENT AND OTHERS IN MATTERS TO BE ACTED UPON

To the knowledge of the management of the Corporation, other than as described herein, no director or senior officer of the Corporation at any time since the beginning of the last completed financial year of the Corporation, no nominee for election as a director of the Corporation and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

OTHER MATTERS

Management knows of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is included in the consolidated financial statements for the year ended December 31, 2002 and the auditor’s report thereon. Copies of the Annual Report, as well as additional copies of this Management Proxy Circular, may be obtained upon request from the Corporation.

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APPROVAL OF DIRECTORS

The contents and the sending of this Management Proxy Circular have been approved by the directors of the Corporation.

RAYMOND J. MONGEAU Chairman of the Board of Directors

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SCHEDULE “A”
MORGAIN MINERALS INC.
CORPORATE GOVERNANCE COMPLIANCE TABLE

The following table sets out the corporate governance practices of the Corporation with respect to the TSX Venture Exchange Guidelines. References to the “Board” refer to the board of directors of the Corporation.

Guidelines                                           The Corporation’s Governance Procedures

1. The Board should explicitly assume responsibility for the stewardship of the Corporation, including:

The role of the Board is to oversee the conduct of the Corporation’s business. The Board delegates to management the authority and responsibility for the daily conduct of the business affairs of the

Corporation.

(a) adoption of a strategic planning process and approval of a strategic plan which takes into account, among other things, the opportunities and risk of the business

The President of the Corporation annually presents to the Board the

Corporation’s business plan for the Board’s assessment and review.

The implementation of the business plan is periodically reviewed and monitored by the Board during the year.

(b) identification of the principal risks of the Corporation’s business and implementation of appropriate systems to manage these risks	The business plan presented annually by the President takes into account the recommendations of the Audit Committee in respect of the proposed strategies and systems for managing such risks.

(c) succession planning, including appointing, training and monitoring senior management;	The Board is responsible for the system of succession planning, including appointing, training and monitoring senior management. All appointments of senior management are approved by the Board.

(d) the Corporation’s communications policy; and

The Corporation communicates with its shareholders through statutory filings and mailings, press releases, and shareholders’ meetings and,

other methods as appropriate. In addition to annual meetings, other meetings are held from time to time with shareholders, various investors, investment analysts, credit rating agencies and investment institutions. Shareholder inquiries are directed to and dealt with by senior management.

(e) integrity of the Corporation’s internal control and management information systems.	The Board has delegated responsibility for the integrity of the Corporation’s internal control and management information systems to the Audit Committee of the Board.

2. The Board should be constituted with a majority of individuals who qualify as unrelated directors.	The Board currently comprises five directors all of whom have been nominated for re-election. Of the five directors in total, there are currently three unrelated directors on the Board.

3.     The Board shall disclose the

        analysis of the application of

        the principles supporting the

        conclusion in guideline 2

        above, including the

        composition of the Board,

        basis of determining whether

        a director is unrelated and

        representation of shareholder

        interests.

Those directors who hold management positions with the Corporation and those with business relationships with the Corporation, exclusive of their position on the Board and interests as shareholders were deemed to be related directors. Accordingly, Raymond Mongeau, Carl Di Placido and John Steers were deemed to be unrelated directors.

4.     The Board should appoint a

        committee of directors

        composed exclusively of

        outside directors, a majority

        of whom are unrelated

        directors, with the

        responsibility for proposing

        to the full Board new

        nominees to the Board and

        for assessing directors on an

        ongoing basis.

The Corporation does not currently have a committee for the purposes of nominating new directors to the Board and for assessing directors on an ongoing basis. The Board, following the 2003 annual meeting of shareholders of the Corporation, intends to establish a nominating and corporate governance committee.

5.     The Board should implement

        a process to be carried out by

        the nominating committee or

        other appropriate committee

        for assessing the

        effectiveness of the Board as

        a whole, the committees of

        the Board and the

        contribution of individual

        directors.

The Board intends to implement these procedures upon establishment of the nominating and corporate governance committee of the Board following the 2003 annual meeting of shareholders of the Corporation.

6. Existence of an orientation and education program for new recruits to the Board.	Reports and other documentation relating to the Corporation’s business and affairs are provided to new directors.

7. The Board should review its size and implement a program to establish a Board size which facilitates effective decision-making.

The Board reviews the contributions of the directors and considers whether the size of the Board promotes effective decision-making,

provides sufficient directors to carry out its duties efficiently while presenting a diversity of views and experience. The Board considers that its current size and composition meet these requirements.

8. Adequacy and form of the compensation of directors that realistically reflects the responsibilities and risk involved in being a director	The Board is responsible for the review of compensation of directors. In determining directors’ remuneration, the Board considers, among other factors, time commitment and risks and responsibilities.

9. Committees of the Board should generally be composed of outside directors, a majority of whom are unrelated directors.	The Corporation currently has one committee of the Board: 1. Audit Committee comprising three directors, all of whom are unrelated directors.

10. The Board (or a committee of the Board) should be responsible for developing the Corporation’s approach to governance issues, including the TSX Guidelines.	These procedures will be implemented upon establishment of the nominating and corporate governance committee of the Board following the 2003 annual meeting of the shareholders of the Corporation.

11.   The Board should develop,

        together with the CEO,

        position descriptions for the

       Board and for the CEO,

       including the definition of the

       limits to management's

       responsibilities. In addition,

       the Board should develop

       corporate objectives for

       which the CEO is responsible

       for meeting and assess the

       CEO against these objectives.

To allow the Board to operate in an efficient and flexible manner, the

Corporation has not felt, up to the present time, that it was necessary to define position descriptions for the Board. Each board member has his own strength and due to the size of the Corporation, no further definition is required.

12. The Board should implements structures and procedures to ensure that the Board can function independently of management.

The Board has not deemed it appropriate, up to the present time, to hold meetings in the absence of “related” directors. However, such a procedure, while unusual, could be used if the “unrelated” directors expressed their wish to do so. At the present time, the Board has not requested the assistance of an outside adviser. Given the various approval levels involved in order to authorize any major commitment,

the Corporation has established appropriate structures and methods ensuring that the Board can function independently of Management.

13. (a) The Audit Committee of the

           Board should be composed of

           only unrelated directors. All

           members of the Audit

           Committee should be

           financially literate and at least

           one member should have

           accounting or related

           financial expertise, as

           determined by the Board.

The Audit Committee of the Board comprises three directors, all of whom are unrelated directors. All members have accounting or related financial expertise by virtue of their current or former positions as directors and executive officers of other corporations whether private or publicly-traded.

(b) The Audit Committee should have direct communication channels with the internal and external auditors to discuss and review specific issues as appropriate

Through an informal procedure, the Audit Committee has absolute authority to communicate directly with the Corporation’s auditor to discuss and review specific issues as appropriate. The Audit

Committee reviews, with the Corporation’s auditor and management,

the Corporation’s financial reporting practices, procedures and internal controls and reviews the Corporation’s audited financial statements prior to their submission to the Board for approval.

     (c) The Audit Committee's duties

           should include oversight

           responsibility for

           management reporting on

           internal control and should

           ensure that management has

           designed and implemented an

           effective system of internal

           control.

The Audit Committee meets at least annually with management and the external auditor to review and approve the Corporation’s financial statements, financial reporting practices, procedures and internal controls.

14. Existence of a system which enables an individual director to engage an outside adviser at the expense of the Corporation in appropriate circumstances.	Generally, there is an informal procedure which enables an individual director to engage an outside adviser at the expense of the Corporation upon request at a meeting of the Board.

SCHEDULE “B”
MORGAIN MINERALS INC.
STOCK OPTION PLAN

1.0

PURPOSE

The purpose of this Stock Option Plan is to promote the interests of Morgain Minerals Inc. (the “Company”) by:

 (a)

furnishing certain directors, officers, employees and consultants of the Company and its subsidiaries with greater incentive to further develop and promote the business and financial success of the Company;

(b)

furthering the identity of interests of persons to whom Options may be granted with those of the shareholders of the Company generally through share ownership in the Company; and

(c)

assisting the Company in attracting, retaining and motivating its directors, officers, employees and consultants.

 The Company believes that these purposes may best be effected by granting Options to Eligible Persons (as defined below).

2.0

DEFINITIONS AND INTERPRETATION

2.1

In this Plan, unless there is something in the subject matter or context inconsistent therewith:

(a)

“Associate” has the meaning ascribed thereto under the Securities Act;

(b)

“Board” means the board of directors of the Company;

(c)

“Company” means Morgain Minerals Inc.;

(d) “Eligible Persons” means directors, officers, employees or consultants of the Company or of any of its subsidiaries or an individual employed by a person which is providing management services to the Company, as determined in accordance with the applicable policies or rules of the Exchange, and an “Eligible Person” shall have a corresponding meaning;

 (e) “Exchange” means the TSX Venture Exchange or such other stock exchange or organized market on which the Shares are, from time to time, listed or posted for trading;

 (f)

“Exercise Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Section 4.1 hereof;

 (g)

“Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted;

(h)

“Market Price”, with respect to the Shares, means the market value of the Shares as determined in accordance with the applicable policies or rules of the Exchange;

(i)

“Insider” means an insider, as such term is defined in the Securities Act, of the Company;

(j)

“Option” means a stock option granted hereunder to purchase Shares from treasury;

(k)

“Option Agreement” means an agreement, substantially in the form attached hereto as Schedule “A”;

(l)

“Option Shares” means the number of Shares which an Optionee may purchase by the exercise of an Option;

(m)

“Optionee” means an Eligible Person who has been granted Options pursuant to the Plan;

(n)

“Plan” means this Stock Option Plan, as the same may from time to time be supplemented or amended and in effect;

(o)

“Securities Act” means the Securities Act (British Columbia);

(p)

“Shares” means the common shares without par value in the capital of the Company;

(q)

“subsidiary” has the meaning assigned thereto under the Securities Act;

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2.2 Any question arising as to the interpretation of this Plan or of any Option granted hereunder will be determined by the Board and such determination will be conclusive and binding on the Company and all Optionees.

3.0

ADMINISTRATION OF THE PLAN

3.1

The Plan shall be administered by the Board.

3.2 The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation, construction and application of the Plan and any provisions thereof made by the Board shall be final and binding on all holders of Options granted under the Plan and all persons eligible under the provisions of the Plan to participate therein. No member of the Board shall be liable for any action taken or for any determination made in good faith in the administration, interpretation, construction or application of the Plan.

4.0

GRANT OF OPTIONS

4.1 The Board may from time to time authorize the issue of Options to Eligible Persons, subject to such vesting provisions as the Board in their sole discretion shall determine. The Exercise Price under each Option shall be as set by the Board, but shall not be less than the Market Price on the Grant Date. The Exercise Price may be reduced by a resolution of the Board if, in the unfettered discretion of the Board, such a reduction is warranted. In the case of Optionees who are Insiders at the time of the reduction in the Exercise Price, the reduction shall be approved by a majority of disinterested shareholders of the Company.

4.2 Each Option shall be confirmed by the execution of an Option Agreement in substantially the form attached hereto as Schedule “A”. Each Optionee shall have the Option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

5.0

SHARES SUBJECT TO THE PLAN

5.1 The number of Shares which may be issuable pursuant to Options granted under the Plan shall be a maximum of 10% of the number of Shares issued and outstanding from time to time on a non-diluted basis. The number of Shares issuable to any one Optionee under the Plan, together with all of the Company’s other previously established or proposed share

3

compensation arrangements, shall not exceed 5% of the total number of issued and outstanding Shares on a non-diluted basis. The number of Shares which may be reserved for issue pursuant to Options granted to Insiders under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, in aggregate shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis. The number of Shares which may be issuable under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)

to Insiders in aggregate, shall not exceed 10% of the outstanding issue;

(b)

to any one Optionee who is an Insider, and any Associates of such Insider, shall not exceed 5% of the outstanding issue;

(c)

to any one consultant to the Company, shall not exceed 2% of the outstanding issue; and

(d)

to any one employee of the Company providing investor relations activities (as defined by the policies of the Exchange) shall not exceed 2% of the outstanding issue.

For the purposes of this section, Shares issued pursuant to an entitlement granted prior to the Optionee becoming an Insider may be excluded in determining the number of Shares issuable to Insiders. For the purposes of subsections, (a), (b), (c) and (d) above, “outstanding issue” is determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period.

6.0

CONDITIONS GOVERNING OPTIONS

6.1

Each Option shall be subject to the following conditions:

6.1.1

Employment

The granting of an Option to a full-time employee, consultant or director shall not impose upon the Company any obligation to retain the Optionee in its employ.

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6.1.2

Option Term

The period during which an Option is exercisable shall not, subject to the provisions of this Plan, exceed ten years from the Grant Date.

6.1.3

Exercise of Options

Prior to its expiration or earlier termination in accordance with this Plan, each Option shall be exercisable as to all or such part or parts of the Option Shares and at such time or times as the Board, at the time of granting the particular Option, may determine in its sole discretion.

6.1.4

Non-assignability of Option Rights

Each Option granted hereunder is personal to the Optionee and shall not be assignable or transferable by the Optionee, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of a deceased Optionee. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of.

6.1.5

Effect of Termination of Employment or Death

6.1.5.1 Upon an Optionee’s employment with the Company being terminated for cause or upon an Optionee being removed from office as a director, officer or consultant pursuant to an order made by a regulatory authority or becoming disqualified from being a director by law, any Option or the unexercised portion thereof granted to such Optionee shall terminate forthwith.

6.1.5.2 Upon an Optionee’s employment with the Company being terminated (except in the case of transfer from one company to another company contemplated herein) otherwise than by reason of death, termination for cause or retirement at normal retirement age, or upon an Optionee ceasing to be a director or consultant of the Company other than by reason of death, removal or disqualification by law, or otherwise ceasing to be an Eligible Person, any Option or unexercised part thereof granted to such Optionee may be exercised by him or her for that number of Shares only for which he or she was entitled to acquire under the Option pursuant to paragraph 6.1.3 at the time of such termination or cessation together with such additional Options which may vest with the Optionee during any severance period or salary continuation period, if any to which the Optionee is a party at the time to times at which such additional Options vest. Such Options shall only be exercisable within the period which ends on the earlier of the original Option expiring date and the date which is 90 days after such Optionee ceases to be an Eligible Person.

5

6.1.5.3 If an Optionee dies while employed by the Company or while serving as a director or consultant of the Company, any Option or unexercised part thereof granted to such Optionee may be exercised by the person to whom the Option is transferred by will or the laws of descent and distribution for that number of Shares only which he or she was entitled to acquire under the Option pursuant to paragraph 6.1.3 at the time of his or her death. Such Option shall only be exercisable within 180 days after the Optionee’s death or prior to the expiration of the term of the Option, whichever occurs earlier.

6.1.6

Rights as a Shareholder

The Options shall not confer upon any Optionee any rights whatsoever as a shareholder in respect of any Option Shares until the date of issuance of a share certificate to such Optionee for such Option Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

6.1.7

Method of Exercise

Subject to the provisions of this Plan, an Option granted under this Plan shall be exercisable (from time to time as provided in paragraph 6.1.3 herein above) by the Optionee giving notice in writing to the Company at its registered office, addressed to its Secretary, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of Shares specified. Upon such exercise of the Option, the Company shall forthwith cause the transfer agent and registrar of the Company to deliver to the Optionee a certificate in the name of the Optionee representing in the aggregate such number of Shares as the Optionee shall have then paid for and as are specified in such written notice of exercise of Option. If required by the Board by notification to the Optionee at the time of granting of the Option, it shall be a condition of such exercise that the Optionee shall represent that he or she is purchasing the Shares in respect of which the Option is being exercised for investment only and not with a view to resale or distribution.

6.1.8

Necessary Approvals

The obligation of the Company to issue and deliver any Shares in accordance with the Plan shall be subject to any necessary approval of the Exchange or any applicable securities regulatory authority. If any Shares cannot be issued to an Optionee for any reason beyond the control of the Company, the obligation of the Company to issue such Shares shall terminate and

6

the amount of any Exercise Price paid to the Company in respect of such Shares shall be returned to such Optionee.

7.0

ADJUSTMENT TO SHARES SUBJECT TO THE OPTION

7.1 In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Company shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof in lieu of the number of Shares to which he was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if on the record date thereof the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

7.2 In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Company shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if on the record date thereof the Optionee had been the registered holder of the number of Shares to which he was theretofore entitled upon such exercise.

7.3 If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in paragraph 7.1 and 7.2 or, subject to the provisions of paragraph 8.2(a) hereof, the Company shall consolidate, merge or amalgamate with or into another company (the company resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Company”), the Optionee shall be entitled to receive upon the subsequent exercise of his Option in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Company or the Successor Company (as the case may be) and/or other consideration from the Company or the Successor Company (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of paragraph 8.2(a) hereof, as a result of

7

such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, he had been the registered holder of the number of Shares to which he was immediately theretofore entitled upon such exercise.

8.0

AMENDMENT OR DISCONTINUANCE OF THE PLAN

8.1 The Board may amend or discontinue this Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option rights previously granted to an Optionee under this Plan without the consent of the Optionee, except to the extent required by law.

8.2

Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

 (a)

in the event the Company proposes to amalgamate, merge or consolidate with any other company (other than with a wholly-owned subsidiary of the Company) or to liquidate, dissolve or wind-up, or in the event an offer to purchase the Shares of the Company or any part thereof shall be made to all holders of Shares of the Company, the Company shall have the right, upon written notice thereof to each Optionee holding Options under this Plan, to permit the exercise of all such Options within the 30 day period next following the date of such notice and to determine that upon the expiration of such 30 day period, all rights of Optionees to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

(b)

the Board may, by resolution, advance the date on which any Option may be exercised or, subject to applicable regulatory provisions, extend the expiration date of any Option, in the manner to be set forth in such resolution. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option may be exercised by any other Optionee; and

(c)

the Board may, by resolution, but subject to applicable regulatory provisions, decide that any of the provisions hereof concerning the effect of termination of the Optionee’s employment or cessation of the Optionee’s directorship shall not apply for any reason acceptable to the Board.

8

9.0

EFFECTIVE DATE OF PLAN

9.1 This Plan is to be adopted by the Board at the annual meeting of the shareholders of the Corporation to be held June 27, 2003. Should changes be required in this Plan by the Exchange or any securities commission or other governmental body of any province of Canada to which this Plan has been submitted, such changes shall be made in this Plan as are necessary to conform with such requests and, if such changes are approved by the Board, this Plan, as amended, shall remain in full force and effect in its amended form as of and from the date written above.

BY ORDER OF THE BOARD OF DIRECTORS MORGAIN MINERALS INC.

Per:     ____________________________________

Corporate Secretary

9

508685-000003-457313v2

SCHEDULE “A”

MORGAIN MINERALS INC.
STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between Morgain Minerals Inc. (“the Company”) and the Optionee named below pursuant to the Company’s Stock Option Plan (the “Plan”), and confirms that:

(a)

on,

(the “Grant Date”);

(b)

__________ (the “Optionee”);

(c)        was granted the option to purchase ____________common shares (the “Option Shares”) of the Company;

(d)       for the price (the “Exercise Price”) of $_____________per common share;

(e)        which will become exercisable up to, but not after __________, ______(the “Expiry Date”), as follows:

(i)

up to __________Option Shares after _______________;

(ii)

up to an additional

Option Shares after _______________;

(iii) up to an additional

Option Shares after  ______________; and

(iv) the remaining

Option Shares after ____________,

all on terms and subject to the conditions set out in this Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option

Agreement as of the

day of ____________, _________________.

MORGAIN MINERALS INC.

By:  _______________________

Optionee

Authorized Signatory